Houlihan Lokey Reports Fiscal Year and Fourth Quarter 2022 Financial Results

– Record Fiscal Year 2022 Revenues of $2.27 billion –
– Fiscal Year 2022 Diluted EPS of $6.41 –
– Adjusted Fiscal Year 2022 Diluted EPS of $7.10 –

– Fourth Quarter Fiscal 2022 Revenues of $471 million –
– Fourth Quarter Fiscal 2022 Diluted EPS of $0.97 –
– Adjusted Fourth Quarter Fiscal 2022 Diluted EPS of $1.30 –

– Announces an Increase in the Quarterly Dividend to $0.53 per Share –
– Announces Replacement Share Repurchase Program of up to $500 million –

LOS ANGELES and NEW YORK - May 12, 2022 - Houlihan Lokey, Inc. (NYSE:HLI) (“Houlihan Lokey” or the “Company”) today reported financial results for its fiscal year and fourth quarter ended March 31, 2022. For the fiscal year, revenues grew 49% to a fiscal year record of $2.27 billion, compared with $1.53 billion for the fiscal year ended March 31, 2021. For the fourth quarter ended March 31, 2022, revenues decreased (6)% to $471 million, compared with $501 million for the fourth quarter ended March 31, 2021.
Net income was $438 million, or $6.41 per diluted share, for the fiscal year ended March 31, 2022, compared with $313 million, or $4.55 per diluted share, for the fiscal year ended March 31, 2021. Adjusted net income for the fiscal year ended March 31, 2022 grew 53% to $486 million, or $7.10 per diluted share, compared with $317 million, or $4.62 per diluted share, for the fiscal year ended March 31, 2021.
Net income was $65 million, or $0.97 per diluted share, for the fourth quarter ended March 31, 2022, compared with $99 million, or $1.44 per diluted share, for the fourth quarter ended March 31, 2021. Adjusted net income for the fourth quarter ended March 31, 2022 was $88 million, or $1.30 per diluted share, compared with $104 million, or $1.51 per diluted share, for the fourth quarter ended March 31, 2021.
“We are pleased with our financial performance in fiscal year 2022 as we reached a new milestone of over $2 billion in revenue. We continue to build our advisory model focused on growth and diversification across geography, industry, product line and banker. We enter fiscal year 2023 optimistic about the firm’s continued ability to perform in today’s evolving market environment.” stated Scott Beiser, Chief Executive Officer of Houlihan Lokey.

Selected Financial Data

(In thousands, except per share data)	U.S. GAAP
	Three Months Ended March 31,		Year Ended March 31,
	2022	2021	2022	2021
Revenues	$471,166	$500,704	$2,269,958	$1,525,452
Operating expenses:
Employee compensation and benefits	293,580	317,082	1,408,634	971,195
Non-compensation expenses	78,977	43,346	248,460	146,100
Operating income	98,609	140,276	612,864	408,157
Other (income)/expense, net	7,921	473	8,926	(1,071)
Income before provision for income taxes	90,688	139,803	603,938	409,228
Provision for income taxes	25,515	40,437	165,614	96,457
Net income	65,173	99,366	438,324	312,771
Net income attributable to noncontrolling interest	—	—	(573)	—
Net income attributable to Houlihan Lokey, Inc.	$65,173	$99,366	$437,751	$312,771

Diluted earnings per share attributable to Houlihan Lokey, Inc.	$0.97	$1.44	$6.41	$4.55

Revenues

For the fiscal year ended March 31, 2022, revenues increased to $2.27 billion, compared with $1.53 billion for the fiscal year ended March 31, 2021. Revenues increased primarily as a result of (i) the completion of our acquisition of GCA Corporation (“GCA”) during the third quarter ended December 31, 2021, resulting in the consolidation of their operating results and (ii) a significant increase in the number of closed transactions and the average transaction fee on closed transactions for our Corporate Finance (“CF”) business segment. For the fiscal year ended March 31, 2022, CF revenues increased 98%, Financial Restructuring (“FR”) revenues decreased (27)%, and Financial and Valuation Advisory (“FVA”) revenues increased 51% when compared with the fiscal year ended March 31, 2021.

For the fourth quarter ended March 31, 2022, revenues decreased to $471 million, compared with $501 million for the fourth quarter ended March 31, 2021. For the fourth quarter ended March 31, 2022, CF revenues decreased (7)%, FR revenues decreased (15)%, and FVA revenues increased 23% when compared with the fourth quarter ended March 31, 2021.

Expenses

The Company’s employee compensation and benefits expenses, non-compensation expenses, and provision for income taxes during the periods presented and described below are on a GAAP and an adjusted basis.

	U.S. GAAP		Adjusted (Non-GAAP) *
	Year Ended March 31,
($ in thousands)	2022	2021	2022	2021
Expenses:
Employee compensation and benefits	$1,408,634	$971,195	$1,396,025	$953,409
% of Revenues	62.1%	63.7%	61.5%	62.5%
Non-compensation	$248,460	$146,100	$192,925	$139,527
% of Revenues	10.9%	9.6%	8.5%	9.1%
Provision for Income Taxes	$165,614	$96,457	$194,180	$116,418
% of Pre-Tax Income	27.4%	23.6%	28.6%	26.9%
*Adjusted figures represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

	U.S. GAAP		Adjusted (Non-GAAP) *
	Three Months Ended March 31,
($ in thousands)	2022	2021	2022	2021
Expenses:
Employee compensation and benefits	$293,580	$317,082	$289,768	$311,531
% of Revenues	62.3%	63.3%	61.5%	62.2%
Non-compensation	$78,977	$43,346	$59,377	$42,265
% of Revenues	16.8%	8.7%	12.6%	8.4%
Provision for Income Taxes	$25,515	$40,437	$34,011	$42,410
% of Pre-Tax Income	28.1%	28.9%	27.9%	29.0%
*Adjusted figures represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Year Ended March 31, 2022 Compared to the Year Ended March 31, 2021

Employee compensation and benefits expenses were $1.41 billion for the fiscal year ended March 31, 2022, compared with $971 million for the fiscal year ended March 31, 2021. This resulted in a GAAP compensation ratio of 62.1% for the fiscal year ended March 31, 2022, compared with 63.7% for the fiscal year ended March 31, 2021. Adjusted employee compensation and benefits expenses were $1.40 billion for the fiscal year ended March 31, 2022, compared with $953 million for the fiscal year ended March 31, 2021. This resulted in an adjusted compensation ratio of 61.5% for the fiscal year ended March 31, 2022, compared with 62.5% for the fiscal year ended March 31, 2021. The increase in GAAP and adjusted employee compensation and benefits expenses was primarily a result of an increase in revenues for the year when compared with the prior year.

Non-compensation expenses were $248 million for the fiscal year ended March 31, 2022, compared with $146 million for the fiscal year ended March 31, 2021. The increase in GAAP non-compensation expenses was primarily a result of non-compensation expenses attributable to GCA, amortization of intangible assets recognized in connection with the acquisition of GCA, integration and acquisition related costs associated with our acquisition of GCA and an increase in other operating expenses. Adjusted non-compensation expenses were $193 million for the fiscal year ended March 31, 2022, compared with $140 million for the fiscal year ended March 31, 2021. The increase in adjusted non-compensation expenses was primarily a result of non-compensation expenses attributable to GCA and an increase in other operating expenses and travel, meals, and entertainment expenses.

The provision for income taxes was $166 million, representing an effective tax rate of 27.4%, for the fiscal year ended March 31, 2022, compared with $96 million, representing an effective tax rate of 23.6%, for the fiscal year ended March 31, 2021. The increase in the Company’s GAAP effective tax rate during the fiscal year ended March 31, 2022 relative to the fiscal year ended March 31, 2021 was primarily the result of increased state taxes, increased foreign taxes and decreased stock compensation deductions. The adjusted provision for income taxes was $194 million, representing an adjusted effective tax rate of 28.6%, for the fiscal year ended March 31, 2022, compared with $116 million, representing an adjusted effective tax rate of 26.9%, for the fiscal year ended March 31, 2021.

Quarter Ended March 31, 2022 Compared to the Quarter Ended March 31, 2021

Employee compensation and benefits expenses were $294 million for the fourth quarter ended March 31, 2022, compared with $317 million for the fourth quarter ended March 31, 2021. This resulted in a GAAP compensation ratio of 62.3% for the fourth quarter ended March 31, 2022, compared with 63.3% for the fourth quarter ended March 31, 2021. Adjusted employee compensation and benefits expenses were $290 million for the fourth quarter ended March 31, 2022, compared with $312 million for the fourth quarter ended March 31, 2021. This resulted in an adjusted compensation ratio of 61.5% for the fourth quarter ended March 31, 2022, compared with 62.2% for the fourth quarter ended March 31, 2021. The decrease in GAAP and adjusted employee compensation and benefits expenses was primarily a result of a decrease in revenues.

Non-compensation expenses were $79 million for the fourth quarter ended March 31, 2022, compared with $43 million for the fourth quarter ended March 31, 2021. The increase in GAAP non-compensation expenses was primarily a result of non-compensation expenses attributable to GCA, amortization of intangible assets recognized in connection with the acquisition of GCA, integration and acquisition related costs associated with our acquisition of GCA and an increase in other operating expenses. Adjusted non-compensation expenses were $59 million for the quarter ended March 31, 2022, compared with $42 million for the fourth quarter ended March 31, 2021. The increase in adjusted non-compensation expenses was primarily a result of non-compensation expenses attributable to GCA and an increase in other operating expenses and rent expense.

The provision for income taxes was $26 million, representing an effective tax rate of 28.1%, for the fourth quarter ended March 31, 2022, compared with $40 million, representing an effective tax rate of 28.9%, for the fourth quarter ended March 31, 2021. The adjusted provision for income taxes was $34 million, representing an adjusted effective tax rate of 27.9%, for the fourth quarter ended March 31, 2022, compared with $42 million, representing an adjusted effective tax rate of 29.0%, for the fourth quarter ended March 31, 2021.

Segment Reporting for the Fourth Quarter

Corporate Finance
CF revenues decreased (7)% to $279 million for the fourth quarter ended March 31, 2022, compared with $301 million for the fourth quarter ended March 31, 2021. Revenues decreased primarily due to a decrease in the number of closed transactions.

	Three Months Ended March 31,		Year Ended March 31,
($ in thousands)	2022	2021	2022	2021
Corporate Finance
Revenues	$279,019	$300,662	$1,593,083	$802,853
# of Managing Directors	202	120	202	120
# of Closed transactions (1)	144	151	600	360

Financial Restructuring
FR revenues decreased (15)% to $122 million for the fourth quarter ended March 31, 2022, compared with $143 million for the fourth quarter ended March 31, 2021. Revenues decreased primarily due to a decrease in the number of closed transactions, partially offset by an increase in the average transaction fee on closed transactions.

	Three Months Ended March 31,		Year Ended March 31,
($ in thousands)	2022	2021	2022	2021
Financial Restructuring
Revenues	$121,586	$142,741	$392,818	$534,747
# of Managing Directors	53	47	53	47
# of Closed transactions (1)	25	35	90	138
Financial and Valuation Advisory
FVA revenues increased 23% to $71 million for the quarter ended March 31, 2022, compared with $57 million for the fourth quarter ended March 31, 2021. Revenues increased primarily due to an increase in the number of fee events.

	Three Months Ended March 31,		Year Ended March 31,
($ in thousands)	2022	2021	2022	2021
Financial and Valuation Advisory
Revenues	$70,561	$57,301	$284,057	$187,852
# of Managing Directors	34	31	34	31
# of Fee Events (1)	999	765	2,183	1,540
(1)A Fee Event includes any engagement that involves revenue activity during the measurement period based on a revenue minimum of $1,000. References in this press release to closed transactions should be understood to be the same as transactions that are “effectively closed” as described in our periodic reports on Forms 10-K and 10-Q.

Other Announcements

The Board of Directors of the Company declared a regular quarterly cash dividend of $0.53 per share of Class A and Class B common stock. The dividend will be payable on June 15, 2022 to stockholders of record as of the close of business on June 2, 2022.

The Board of Directors replaced its prior stock repurchase program, which authorized repurchases from time to time up to $250 million in aggregate purchase price of the Company’s common stock, with a new stock repurchase program, which authorizes repurchases of an aggregate of up to $500 million of the Company’s common stock.

Investor Conference Call and Webcast

The Company will host a conference call and live webcast at 5:00 p.m. Eastern Time on Thursday, May 12, 2022, to discuss its full year and fourth quarter fiscal 2022 results. The number to call is 1-888-394-8218 (domestic) or 1-646-828-8193 (international). A live webcast will be available in the Investor Relations section of the Company’s website. A replay of the conference call will be available from May 12, 2022 through May 19, 2022, by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and entering the passcode 2205005#. A replay of the webcast will be archived and available on the Company’s website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors (including the significant effect that the COVID-19 pandemic has had on our business and is expected to continue to have on our business) which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. For a further description of such factors, you should read the Company’s filings with the Securities and Exchange Commission. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

Adjusted net income, total and on a per share basis, and certain adjusted items used to determine adjusted net income, are presented and discussed in this earnings press release and are non-GAAP measures that management believes, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results. These adjusted items remove the significant accounting impact of one-time or non-recurring charges associated with the Company’s one-time/non-recurring matters, as set forth in the tables at the end of this release.

The adjusted items included in this earnings press release as calculated by the Company are not necessarily comparable to similarly titled measures reported by other companies. Additionally, these adjusted amounts are not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative to the Company’s financial information determined under GAAP. For a description of the Company’s use of these adjusted items and a reconciliation with comparable GAAP items, see the section of this press release titled “Reconciliation of GAAP to Adjusted Financial Information.” Please refer to our financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations, and cash flows.

About Houlihan Lokey

Houlihan Lokey (NYSE:HLI) is a global investment bank with expertise in mergers and acquisitions, capital markets, financial restructuring, and valuation. The firm serves corporations, institutions, and governments worldwide with offices in the United States, Europe, the Middle East, and the Asia-Pacific region. Independent advice and intellectual rigor are hallmarks of the firm’s commitment to client success across its advisory services. Houlihan Lokey is the No. 1 investment bank for all global M&A transactions, the No. 1 M&A advisor for the past seven consecutive years in the U.S., the No. 1 global restructuring advisor for the past eight consecutive years, and the No. 1 global M&A fairness opinion advisor over the past 20 years, all based on number of transactions and according to data provided by Refinitiv.

For more information, please visit www.HL.com.

Contact Information

Investor Relations 212.331.8225 IR@HL.com	OR	Public Relations 212.331.8223 PR@HL.com

Appendix

Condensed Consolidated Statement of Income (Unaudited)
Reconciliation of GAAP to Adjusted Financial Information (Unaudited)

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended March 31,		Year Ended March 31,
(In thousands, except share and per share data)	2022	2021	2022	2021
Revenues	$471,166	$500,704	$2,269,958	$1,525,452
Operating expenses:
Employee compensation and benefits	293,580	317,082	1,408,634	971,195
Travel, meals, and entertainment	5,001	2,111	22,465	6,527
Rent	14,120	9,223	47,747	39,233
Depreciation and amortization	19,948	3,937	48,537	15,228
Information technology and communications	13,497	9,114	41,714	31,646
Professional fees	10,361	8,259	38,349	24,681
Other operating expenses	16,050	10,702	49,648	28,785
Total operating expenses	372,557	360,428	1,657,094	1,117,295
Operating income	98,609	140,276	612,864	408,157
Other (income)/expense, net	7,921	473	8,926	(1,071)
Income before provision for income taxes	90,688	139,803	603,938	409,228
Provision for income taxes	25,515	40,437	165,614	96,457
Net income	65,173	99,366	438,324	312,771
Net income attributable to noncontrolling interest	—	—	(573)	—
Net income attributable to Houlihan Lokey, Inc.	$65,173	$99,366	$437,751	$312,771

Weighted average shares of common stock outstanding:
Basic	64,085,273	66,104,427	64,970,287	65,785,042
Fully diluted	67,461,779	68,899,634	68,259,708	68,671,248
Earnings per share attributable to Houlihan Lokey, Inc.
Basic	$1.02	$1.50	$6.74	$4.75
Fully diluted	$0.97	$1.44	$6.41	$4.55

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED FINANCIAL INFORMATION
(UNAUDITED)

	Three Months Ended March 31,		Year Ended March 31,
(In thousands, except per share data)	2022	2021	2022	2021
Revenues	$471,166	$500,704	$2,269,958	$1,525,452

Employee compensation and benefits expenses
Employee compensation and benefits expenses (GAAP)	$293,580	$317,082	$1,408,634	$971,195
Less: Acquisition related retention payments	(3,812)	(5,551)	(12,609)	(17,786)
Employee compensation and benefits expenses (adjusted)	289,768	311,531	1,396,025	953,409

Non-compensation expenses
Non-compensation expenses (GAAP)	$78,977	$43,346	$248,460	$146,100
Less: Secondary offering related costs	—	—	—	(418)
Less: Integration and acquisition related costs	(3,793)	—	(21,598)	(1,258)
Less: Acquisition amortization	(15,807)	(1,081)	(33,937)	(4,161)
Less: Oracle ERP implementation	—	—	—	(736)
Non-compensation expenses (adjusted)	59,377	42,265	192,925	139,527

Operating income
Operating income (GAAP)	$98,609	$140,276	$612,864	$408,157
Plus: Adjustments (1)	23,412	6,632	68,144	24,359
Operating income (adjusted)	122,021	146,908	681,008	432,516

Other (income)/expense, net
Other (income)/expense, net (GAAP)	$7,921	$473	$8,926	$(1,071)
Less/(plus): Increase in acquisition earnout liability	(7,613)	—	(7,613)	—
Other (income)/expense, net (adjusted)	308	473	1,313	(1,071)

Provision for income taxes
Provision for income taxes (GAAP)	$25,515	$40,437	$165,614	$96,457
Plus: Impact of the excess tax benefit for stock vesting	—	—	6,922	13,408
Adjusted provision for income taxes	25,515	40,437	172,536	109,865
Plus: Resulting tax impact (2)	8,496	1,973	21,644	6,553
Provision for income taxes (adjusted)	34,011	42,410	194,180	116,418

Net income
Net income (GAAP)	$65,173	$99,366	$438,324	$312,771
(Less)/plus: adjustments (3)	22,529	4,659	47,191	4,398
Net income (adjusted)	87,702	104,025	485,515	317,169
Net income attributable to noncontrolling interest	—	—	(573)	—
Net income attributable to Houlihan Lokey, Inc. (GAAP)	65,173	99,366	437,751	312,771
Net income attributable to Houlihan Lokey, Inc. (adjusted)	87,702	104,025	484,942	317,169

Diluted EPS attributable to Houlihan Lokey, Inc. (GAAP)	$0.97	$1.44	$6.41	$4.55
Diluted EPS attributable to Houlihan Lokey, Inc. (adjusted)	$1.30	$1.51	$7.10	$4.62
(1)The aggregate of adjustments from employee compensation and benefits and non-compensation expenses.
(2)Reflects the tax impact of utilizing the adjusted effective tax rate on the non-tax adjustments identified above.
(3)Consists of all adjustments identified above net of the associated tax impact.